UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



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
Date of Report (Date of earliest event reported)  October 06, 1997 (October 1, 1997)
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                          Union National Bancorp, Inc.


             Maryland                     000-22523             52-1862338
(State or other jurisdiction of          (Commission           (IRS Employer
Incorporation or Organization)           file number)       Identification No.)


117 East Main Street, Westminster, Maryland                         21157
(Address of Principal Executive Office)                          (Zip Code)


Registrant's telephone number, including area code           (410) 848-7200
                                                  ----------------------------


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Item 4:  Changes in Registrant's Certifying Accountant

                  On October 1, 1997, Union National Bancorp, Inc., engaged Keller Bruner and Company, L.L.C. in place of its independent public accountant, Stegman & Company, on recommendation and approval of the Finance and Control Committee, which action was ratified by the full Board of Directors, after an extensive review and analysis of proposals submitted by three accounting firms. Stegman & Company was not dismissed as the result of any disagreement. The reports of Stegman & Company on the Financial Statements of the Registrant for each of the two fiscal years in the period ended December 31, 1996, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, auditing scope or accounting principles. During the two fiscal years in the period ended December 31, 1996, and the subsequent interim periods preceding such dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.

Item 7:  Financial Statements, Proforma Financial Information and Exhibits:

                  (c) Exhibits:
                      (16) Letter reason change in certifying accountant

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 6, 1997                         Union National Bancorp. Inc.



                                                /s/ Virginia W. Smith
                                                --------------------------------
                                                Virginia W. Smith, President and
                                                Chief Executive Officer




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                                 October 6, 1997




Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Union National Bancorp, Inc. and, under the date of January 8, 1997, we reported on the consolidated financial statements of Union National Bancorp, Inc. and Subsidiary as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996. On October 1, 1997, our appointment as principal accountants was terminated. We have read Union National Bancorp, Inc.'s statements included under Item 4 of its Form 8-K dated October 1, 1997, and we agree with such statements.


                                         Very truly yours,


                                         /s/ Stegman & Company
                                         ----------------------------
                                         Stegman & Company


C70934.171 R
2:10/6/97

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